Exhibit 99.1

Stanley Black & Decker Reports 1Q 2022 Results

Total Revenue Growth Up 20% Year-Over-Year Driven By Strategic Outdoor Power Equipment Acquisitions And A Sustained Strong Demand Environment

Gross Margin* Improved Over 200 Basis Points Sequentially Driven By Strong Price Realization

Strategic Divestitures Enable A More Focused Company And $2.3 Billion Return Of Capital To Shareholders

New Britain, Connecticut, April 28, 2022 … Stanley Black & Decker (NYSE: SWK) today announced first quarter 2022 financial results.

The Company’s results represent continuing operations and exclude Stanley Access Technologies (“Access Technologies”) following the announced divestiture earlier this month, unless specifically noted. This transaction, which is the final piece of the Security business divestiture is subject to regulatory approval and customary closing conditions and is expected to close mid-year. The results of this business were previously included in Corporate and Other, and are now recorded as discontinued operations.

•First Quarter Revenues Of $4.4 Billion, Up 20% Versus Prior Year, Led By Acquisitions In Outdoor Power Equipment And Price Realization
•First Quarter Diluted GAAP EPS Was $0.94; Excluding Charges, Adjusted Diluted EPS* Was $2.10
•Full Year 2022 Total Revenue Growth Is Expected To Be In The Mid-Twenties Year-Over-Year
•Updating Full Year 2022 Diluted GAAP EPS Guidance Range To $7.20 - $8.30 (From $10.10 - $10.70); Adjusted Diluted EPS* To $9.50 - $10.50 (From $12.00 - $12.50) ; Free Cash Flow To Approximate $1.0 - $1.5 Billion
•Made Substantial Progress Toward $4 Billion Share Repurchase Program, Initiating $2 Billion Accelerated Share Repurchase And Completed $0.3 Billion Open-Market Repurchases

“Stanley Black & Decker capitalized on the strong demand environment, our recent strategic acquisitions in the fast-growing outdoor power equipment market and a 5% contribution from pricing to drive 20% quarterly revenue growth as well as higher sequential margins,” said Stanley Black & Decker CEO Jim Loree.”

*Non-GAAP Financial Measure As Further Defined On Page 7

Exhibit 99.1

“We continue to strengthen our number one position in tools and are strategically focusing our portfolio for sustained growth, scale and efficiencies. Our announced Security divestitures enabled $2.3 billion of share repurchases in the first quarter, at a compelling value, which represents substantial progress against our $4 billion share repurchase program.”

“I want to thank the organization for their agility and efforts as they successfully deliver strong day-to-day operational execution, inventory management and pricing realization in 2022. While inflationary pressures remain a macro headwind, we have demonstrated our ability to offset those pressures. We continue to invest in leading edge product innovation, strategic growth initiatives and capacity expansions to better serve our customers to enable a multi-year runway for growth, margin expansion and long-term shareholder value creation,” concluded Loree.

1Q’22 Key Points:

•Net sales for the quarter were $4.4 billion, up 20% versus prior year driven by strategic outdoor power equipment acquisitions (+23%) and price realization (+5%), partially offset by lower volume (-6%) and currency (-2%). Volume was in line with expectations, but constrained by temporary electronic component supply challenges, which have continued to improve.

•Gross margin for the quarter was 29.3%. Excluding charges, gross margin* was 31.3%, improving 230 basis points sequentially due to the successful implementation of planned price realization actions. Gross margin* was down 610 basis points from prior year as price realization was more than offset primarily by commodity inflation, higher supply chain costs to serve demand and lower volumes.

•Growth investments were deployed across the businesses, with SG&A 21.6% of sales. Excluding charges, first quarter adjusted SG&A expenses* were 19.8% of sales, up 90 basis points versus prior year.

•The first quarter tax rate was 12.8%. Excluding charges, the adjusted tax rate* was 13.2%.

•Working capital turns for the quarter were 3.7 turns down 1.5 turns sequentially, due to inventory investments to support the strong demand, as well as the historical seasonal upturn in sales related to Father’s Day and the 2022 outdoor and construction seasons. Inventory is planned to decline sequentially beginning in the back half supporting an expected inventory reduction in 2022 versus year end 2021.

*Non-GAAP Financial Measure As Further Defined On Page 7

Exhibit 99.1

Donald Allan Jr., President and CFO, commented, “We made tangible progress on our key priorities in the first quarter, most notably price realization and improved component supply, while we continued managing the global supply chain environment. However, inflationary trends continued during the quarter and we are responding with additional pricing actions to be implemented in the coming weeks. We are adjusting our plan accordingly as well as incorporating the impact of strategic divestitures and the closure of our Russia business into revised guidance.

“We continue to be focused on driving above-market organic growth, delivering on our price and cost control measures, successfully integrating MTD and Excel into the portfolio and leveraging the SBD Operating Model to improve our fill rates, working capital performance and other operational metrics.”

1Q’22 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges*	Profit Rate	Profit Rate Ex- Charges*

Tools & Outdoor	$3,801	$378.5	$153.7	$532.2	10.0%	14.0%

Industrial	$647	$41.3	$3.5	$44.8	6.4%	6.9%
1 See Acquisition-Related And Other Charges On Page 5

•Tools & Outdoor net sales increased 24% versus 1Q’21 as the acquisitions of MTD and Excel (+27%) and price (+5%) were partially offset by lower volume (-6%) and currency (-2%). Organic growth from pricing improved 60 basis points versus the fourth quarter as we implemented new global price increases in response to commodity inflation and higher costs to serve. Regional organic revenue was relatively in line with the anticipated supply-constrained performance in the emerging markets (+5%), Europe (+2%), and North America (-3%). Sales from outdoor acquisitions were modestly impacted by a later start to the merchandising season due to colder weather, and are expected to be recovered in the second and third quarter. Using 2019 as a baseline, U.S. retail point-of-sale demand remained robust driven by strong professional construction markets and innovation with POS growth rates stronger than the growth rates experienced in 2H’21. Channel inventory in U.S. retail remained below historical levels, in particular for professional power tools. The Tools & Outdoor segment profit rate, excluding charges, was 14.0%, up sequentially from 11.4% in 4Q’21
*Non-GAAP Financial Measure As Further Defined On Page 7

Exhibit 99.1
primarily reflecting the benefit of new global price increases. There was a year-over-year decline from 21.2% in 1Q’21 as initial benefit from price realization was more than offset by inflation, higher supply chain costs, growth investments and lower volume.

•Industrial net sales declined 2% versus 1Q’21 as price (+5%) was more than offset by volume (-5%) and currency (-2%). Engineered Fastening organic revenues were down 1% as general industrial fastener growth was primarily offset by a market driven decline in automotive. Infrastructure organic revenues were up 4%, as 13% growth in attachment tools was partially offset by lower pipeline project activity in Oil & Gas. The Industrial segment profit rate, excluding charges, was 6.9%, down versus 15.7% in 1Q’21, as the initial benefit from price realization was more than offset by commodity inflation and lower volume in higher-margin automotive and aerospace fasteners.

2022 Outlook

For the full year 2022, the Company projects mid-twenties total revenue growth year-over-year. The Company is revising its 2022 EPS outlook to $7.20 - $8.30 on a diluted GAAP basis from $10.10 to $10.70, and on an adjusted basis to $9.50 to $10.50 from $12.00 to $12.50.

Free cash flow is expected to be approximately $1.0 to $1.5 billion as the Company focuses on serving its customers while leveraging the SBD Operating Model to drive working capital efficiency. Through the first quarter, $2.3 billion of the planned $4 billion share repurchase was initiated and the Company expects completion of the total program in 2023. Stanley Black & Decker remains focused on disciplined capital allocation which aims to balance share repurchase activity with its commitment to dividends and strong investment grade credit ratings.

The following reflects the key assumption changes to the Company's prior EPS outlook:

•Access Technologies divestiture (-$0.30)
•Russia business closure (-$0.15)
•Incremental $600 million in commodity and transit inflation (-$3.50)
•Incremental pricing actions, first quarter performance and other (+$1.70)

The difference between 2022 GAAP and adjusted EPS guidance is $2.20 to $2.30, consisting of acquisition-related and other charges. These forecasted charges primarily relate to restructuring expenses, a voluntary retirement program, the Russia business closure, integration costs and non-cash inventory step-up charges.

*Non-GAAP Financial Measure As Further Defined On Page 7

Exhibit 99.1
Acquisition-Related And Other Charges

Total pre-tax acquisition-related and other charges in the first quarter of 2022 totaled $221.4 million, primarily related to non-cash inventory step-up charges, restructuring expense, a voluntary retirement program, integration-related costs and the Russia business closure. Gross profit included $88.8 million of these charges while SG&A included $78.9 million. Other, net and Restructuring included $1.0 million and $52.7 million of these charges, respectively.

Conference Call & Webcast

The Company will host a conference call with investors today, April 28, 2022, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call and an accompanying slide presentation will be available through a live webcast on the "Investors" section of Stanley Black & Decker's website, www.stanleyblackanddecker.com under the subheading "News & Events." The event can also be accessed by telephone within the US at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297. Please use the conference identification number 4429246. A replay will also be available two hours after the call and can be accessed on the "Investors" section of Stanley Black & Decker's website, or at (855) 859-2056 / +1 (404) 537-3406 using the passcode 4429246. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

*Non-GAAP Financial Measure As Further Defined On Page 7

Exhibit 99.1
About Stanley Black & Decker

Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is the world's largest tool company operating nearly 50 manufacturing facilities across America and more than 100 worldwide. Guided by its purpose – for those who make the world – the company's more than 60,000 diverse and high-performing employees produce innovative, award-winning power tools, hand tools, storage, digital tool solutions, lifestyle products, outdoor products, engineered fasteners and other industrial equipment to support the world's makers, creators, tradespeople and builders. The company's iconic brands include DEWALT®, BLACK+DECKER®, CRAFTSMAN®, STANLEY®, CUB CADET®, HUSTLER® and TROY-BILT®. Recognized for its leadership in environmental, social and governance (ESG), Stanley Black & Decker strives to be a force for good in support of its communities, employees, customers and other stakeholders. To learn more visit: www.stanleyblackanddecker.com.

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Senior Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Chief Communications Officer
shannon.lapierre@sbdinc.com
(860) 259-7669

Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

*Non-GAAP Financial Measure As Further Defined On Page 7

Exhibit 99.1

Non-GAAP Financial Measures
Organic sales growth, or organic growth, is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts divided by prior year sales. Operating profit is defined as sales less cost of sales and selling, general and administrative expenses. Operating margin is operating profit as a percentage of sales. Operating profit and operating margin are shown both inclusive and exclusive of acquisition-related and other charges. Management uses operating profit and operating margin as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Diluted EPS, excluding charges, or adjusted EPS, is diluted GAAP EPS excluding the impacts of acquisition-related and other charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners, and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 13 and 14. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods.

*Non-GAAP Financial Measure As Further Defined On Page 7

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation and deflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets and change to LIBOR and other benchmark rates may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiii) attracting and retaining key employees, managing a workforce in many jurisdictions, work stoppages or other labor disruptions; (xxiv) the Company's ability to keep abreast with the pace of technological change; (xxv) changes in accounting estimates; (xxvi) the Company’s ability to protect its intellectual property rights and associated reputational impacts; (xxvii) the continued adverse effects of the COVID-19 pandemic and an indeterminate recovery period; (xxviii) the possibility that the Company does not achieve the intended financial benefits from the acquisition of MTD and Excel; (xxix) the failure to consummate, or a delay in the consummation of, the Security or Access Technology sale transactions for various reasons (including but not limited to failure to receive, or delay in receiving, required regulatory approvals and meet customary closing conditions); (xxx) the failure to undertake or complete, or a delay in the timing of, the share repurchase program; and (xxxi) failure to realize the expected benefits of the Company's capital allocation strategy and share repurchase program.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.
*Non-GAAP Financial Measure As Further Defined On Page 7